Exhibit 11

                   Computation of Net Income Per Common Share

                                                       Three Months Ended       Six Months Ended
                                                            March 31,               March 31,
                                                       ------------------      ------------------
                                                        1998        1997        1998        1997
                                                       ------      ------      ------      ------
(In thousands, except per share amounts)

BASIC:
Weighted average shares outstanding                     7,114       4,309       6,349       4,305
                                                       ------      ------      ------      ------
Total                                                   7,114       4,309       6,349       4,305
                                                       ======      ======      ======      ======
Net income                                             $  397      $  405      $  284      $  445
                                                       ======      ======      ======      ======
Net income per share                                   $ 0.06      $ 0.09      $ 0.04      $ 0.10
                                                       ======      ======      ======      ======
DILUTED:
Weighted average shares outstanding                     7,114       4,309       6,349       4,305
Conversion of 1,703 shares of preferred stock
  into 1,023 shares of common stock                        --       1,023          --       1,023

Assuming exercise of options and warrants reduced
  by the number of shares which could have been
  purchased with the proceeds from such exercise          529         479         530         479
                                                       ------      ------      ------      ------
Total                                                   7,643       5,811       6,879       5,807
                                                       ======      ======      ======      ======
Net income                                             $  397      $  405      $  284      $  445
                                                       ======      ======      ======      ======
Net income per share                                   $ 0.05      $ 0.07      $ 0.04      $ 0.08
                                                       ======      ======      ======      ======